As filed with the Securities and Exchange Commission on August 20, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NiSource Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	35-2108964
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated NiSource Inc. Employee Stock Purchase Plan

(Full Title of the Plan)

Randy G. Hulen

Vice President, Investor Relations and Treasurer

NiSource Inc.

801 East 86th Avenue

Merrillville, Indiana

(877) 647-5688

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,000,000 shares (1)	$29.03 (2)	$29,030,000.00 (2)	$3,518.44 (2)

(1)

NiSource Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement to register an additional 1,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), authorized for issuance under the Amended and Restated NiSource Inc. Employee Stock Purchase Plan (the “Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of shares as may become issuable pursuant to the provisions of the Plan relating to adjustments for changes resulting from a stock dividend, stock split or similar change.

(2)

Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $29.03 per share represents the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on August 15, 2019.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8 Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and will be delivered to participants in accordance with such rule.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

NiSource, Inc., a Delaware corporation (the “Registrant”), hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)	The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on February 20, 2019;

(2)	The Registrant’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the Commission on May 1, 2019;

(3)	The Registrant’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2019, filed with the Commission on July 31, 2019;

(4)	The Registrant’s current reports on Form 8-K, filed with the Commission on February 20, 2019, March 8, 2019, April 17, 2019, May 8, 2019, June 6, 2019, July 29, 2019 and August 12, 2019; and

(5)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-224874), filed with the Commission on May 11, 2018.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section B.1. of Article V of the Registrant’s Amended and Restated Certificate of Incorporation, as amended, provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section B.2. of Article V of the Registrant’s Amended and Restated Certificate of Incorporation, as amended, pursuant to Section 145 of the General Corporation Law of Delaware, provides that the Registrant will, to the fullest extent permitted by applicable law, as then in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such investigation, claim, action, suit or proceeding, provided that such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful.

Section B.2. of Article V of the Registrant’s Amended and Restated Certificate of Incorporation, as amended, pursuant to Section 145 of the General Corporation Law of Delaware, also provides that if the investigation, claim, action, suit or proceeding is a derivative action (meaning one brought by or on behalf of the corporation), the Registrant will, to the extent permitted by applicable law, as then in effect, indemnify any person against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such investigation, claim, action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any investigation, claim, action, suit, proceeding or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

The Registrant’s Amended and Restated Certificate of Incorporation, as amended, and the General Corporation Law of Delaware permits the Registrant and its subsidiaries to purchase and maintain insurance on behalf of any person who is a director or officer for acts committed in their capacities as such directors or officers. The Registrant currently maintains such liability insurance.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q, filed with the Commission on August 3, 2015).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NiSource Inc. dated May 7, 2019 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the Commission on May 8, 2019).

4.3	By-Laws of NiSource Inc., as amended and restated through January 26, 2018 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the Commission on January 26, 2018).

4.4	Amended and Restated NiSource Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit C to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 1, 2019).

*5.1	Opinion of Sidley Austin LLP with respect to validity of issuance of securities.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page of the Registration Statement).

*	Each document marked with an asterisk is filed herewith.

ITEM 9.	UNDERTAKINGS.

(a)    The Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on August 20, 2019.

NISOURCE INC.

By:	/s/ Joseph Hamrock
Joseph Hamrock
President, Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

Each of the undersigned officers and directors of NiSource Inc. does hereby severally constitute and appoint Donald E. Brown, Joseph W. Mulpas, Randy G. Hulen, Carrie J. Hightman and John G. Nassos, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Joseph Hamrock Joseph Hamrock	President, Chief Executive Officer, and Director (principal executive officer)	August 20, 2019

/s/ Donald E. Brown Donald E. Brown	Executive Vice President and Chief Financial Officer (principal financial officer)	August 20, 2019

/s/ Joseph W. Mulpas Joseph W. Mulpas	Vice President and Chief Accounting Officer (principal accounting officer)	August 20, 2019

/s/ Kevin T. Kabat Kevin T. Kabat	Chairman of the Board	August 20, 2019

/s/ Peter A. Altabef Peter A. Altabef	Director	August 20, 2019

/s/ Theodore H. Bunting, Jr. Theodore H. Bunting, Jr.	Director	August 20, 2019

/s/ Eric L. Butler Eric L. Butler	Director	August 20, 2019

/s/ Aristides S. Candris Aristides S. Candris	Director	August 20, 2019

/s/ Wayne S. DeVeydt Wayne S. DeVeydt	Director	August 20, 2019

/s/ Deborah A. Henretta Deborah A. Henretta	Director	August 20, 2019

/s/ Deborah A. P. Hersman Deborah A. P. Hersman	Director	August 20, 2019

/s/ Michael E. Jesanis Michael E. Jesanis	Director	August 20, 2019

/s/ Carolyn Y. Woo Carolyn Y. Woo	Director	August 20, 2019